BRITISH COLUMBIA

NUMBER: 231573

CERTIFICATE OF CHANGE OF NAME

COMPANY ACT

I Hereby Certify that

DEREK RESOURCES CORPORATION

has this day changed its name to

DEREK OIL & GAS CORPORATION

Issued under my hand at Victoria, British Columbia on March 03, 2003

JOHN S. POWELL
Registrar of Companies
PROVINCE OF BRITISH COLUMBIA
CANADA